EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Solar Thin Films, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2010, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements which appear in the Annual Report on Form 10-K of Solar Thin Films, Inc. and Subsidiaries for the year ended December 31, 2009.

/s/ RBSM LLP

New York, New York
October 26, 2010